UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 19, 2005

Gray Television, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	1-13796	58-0285030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4370 Peachtree Road NE, Atlanta, Georgia		30319
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(404) 504-9828

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2004, Gray Television Group, Inc., a Delaware corporation (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Emmis Television Broadcasting, L.P., an Indiana limited partnership ("Emmis Broadcasting") and Emmis Television License, LLC, an Indiana limited liability company("Emmis License", and with Emmis Broadcasting, the "Seller"). Pursuant to the terms of the Agreement, the Seller agrees to sell, assign, transfer, convey and deliver, and the Company agrees to purchase and acquire from the Seller, on the Closing Date, all right, title and interest of the Seller in and to all assets and properties of the Seller, real and personal, tangible and intangible, that are used or held for use in the operation of the television broadcasting station, WSAZ-TV, Huntington, West Virginia for a purchase price of $186 million, subject to certain adjustments. The transaction is subject to the satisfaction of certain conditions precedent set forth in the Agreement, including, without limitation, the receipt of required consents, and if applicable, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In connection with entering into the Agreement, on August 19, 2005, the Company made a deposit by delivering to the Seller a letter of credit (the "L/C") issued by Wachovia Bank N.A. ("Wachovia") in the amount of $18.6 million. The L/C is without draw conditions other than presentation to Wachovia of a draw certificate. The expiration date of the L/C is August 19, 2006. At closing, the L/C shall be returned to the Company upon the payment of the purchase price. If the Agreement is terminated by the Seller under certain circumstances, the Seller shall retain the L/C. If the Agreement is terminated for any other reason, the Seller shall return the L/C to the Company.

On August 22, 2004, the Company issued a news release announcing the execution of the Agreement. A copy of the news release is attached to this Form 8-K as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in "Item 1.01 – Entry into a Material Definitive Agreement" of this Form 8-K is hereby incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

August 25, 2005	By:	James C. Ryan

Name: James C. Ryan
Title: Chief Financial Officer and Sr. Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Gray Television, Inc. on August 22, 2005